UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Avenue, Campbell, CA	95008
_______________________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2008, Focus Enhancements, Inc. (the “Company” or “Focus”) entered into a purchase agreement (“Purchase Agreement”) for the purchase of certain intellectual property rights for a prototype audio product chipset developed by AudioMojo, Inc. (“the Chipset”), and currently owned by Hallo Development Co., LLC (“Hallo”).  The closing of the Company’s purchase of such intellectual property rights is subject to the satisfaction of certain closing conditions in the Purchase Agreement and is scheduled to occur as promptly as practicable after the satisfaction or waiver of such closing conditions.  The consideration to be paid for the purchase of such intellectual property rights consist of (a) 1,800,000 shares of Focus’ common stock, subject to certain conditions, including that 300,000 shares of which are to be held in escrow, and (b) a revenue share relating to the future sales of the Chipset extending over a period of three years from the date of first commercial shipment (“FCS”).  The revenue share is equal to (a) 10% of net sales in the first year after FCS, (b) 7.5% of net sales in the second year after FCS and (c) 5% of net sales in the third year after FCS.

Notwithstanding the Securities and Exchange Commissions Rule 144, the shares of the Focus’ common stock issued in connection with this transaction shall be subject to restrictions against sale by Hallo to any third party until the earlier of (a) the date at which the Focus has sold and received $1,000,000 in net revenues from the Chipset or (b) December 31, 2009.

The Purchase Agreement includes customary representations and warranties for a transaction of this nature, including without limitation, representations and warranties regarding authority of the parties to enter into the Purchase Agreement and title to the intellectual property rights.  In addition, the Purchase Agreement provides for the indemnification of Focus in the event of losses incurred by Focus in connection with, arising out of, or resulting from a breach of the Purchase Agreement or an inaccuracy of any of the seller’s representations and warranties made in the Purchase Agreement.

Hallo is an unrelated party with no other material relationship to Focus.

Forward Looking Statement

Statements in this report concerning the Purchase Agreement and any other statement that may be construed as a prediction of future performance or events are forward looking statements that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to completion of the closing conditions and other risks including those described from time to time in the Company’s filings on Form 10-K and 10-Q with the Securities and Exchange Commission, press releases or other communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  July 1, 2008                                         By: /s/ Gary L. Williams
                    Gary L. Williams
                    Vice President of Finance and ChiefFinancial Officer